UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020 (March 24, 2020)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (877) 255-4337

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Financial Officer

Effective March 24, 2020 Allied Corp. accepted the resignation of Malcolm Davidson as Chief Financial Officer of the Company.

In his resignation, Mr. Davidson advised that he is willing to continue with the Company for the next 90 days to assist during this transitional period.

Mr. Davidson was provided with a copy of the disclosures contained in this Report on Form 8-K, and has been given an opportunity to review and agree to such disclosures, and advised that he approved the language.

Appointment of Chief Financial Officer

Effective March 25, 2020 Allied Corp announced the appointment of Chief Financial Officer Mr. Ryan Maarschalk, Bsc, CPA.  Mr. Maarschalk is a driven leader with multifaceted communication skills, and a proven track record of successfully working with senior leadership to achieve growth.  Mr. Maarschalk uses his entrepreneurship experience to communicate financial information for real life decision making.  Some of Mr. Maarschalk’s past experience includes merger and acquisition activities to successfully close the acquisition of IMPACT Radio Accessories to private equity for $23M, building extraction and cultivation facilities in Las Vegas with 1933 Industries (TGIF.CSE).  Mr. Maarschalk has worked with variety of companies since becoming a consulting CFO, including micro- mobility, wineries, cannabis and real estate.  Mr Maarshalk has also worked as a Business Valuation Associate with MVI Valuations & Planning, Senior Accountant with Crowe MacKay LLP (accounting firm) and has been a Co-Founder / Board Member of various companies over the years.

Mr. Maarschalk is a Chartered Professional Accountant (CPA) Institute of Chartered Professional Accountants. He has a Bachelor of Biomedical Science BSc. (Hons) and is a Chartered Business Valuator (CBV) candidate (CICBV Canadian Institute of Business Valuators).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: April 2, 2020	By:	/s/ Calum Hughes
Calum Hughes
Chief Executive Officer

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